Exhibit 99.1

Everbridge Announces Acquisition of NC4

Acquisition creates the industry’s only end-to-end critical event management and threat assessment platform to keep people safe and business operations running

BURLINGTON, Mass., August 1, 2019 — Everbridge, Inc. (NASDAQ: EVBG), the global leader in critical event management (CEM) and enterprise safety software applications to help keep people safe and businesses running, today announced the acquisition of NC4, a leading global provider of threat intelligence solutions that empower businesses, government organizations, and communities to assess and disseminate risk data and information to manage and mitigate the impact of critical events.

The combination of NC4’s real-time threat intelligence and analyst teams with Everbridge’s existing Global Intelligence Operations Center (GIOC) analysts and market-leading CEM platform creates the industry’s only end-to-end threat assessment and incident communications and management platform for reducing the impact of internal and external threats to people and assets. Together, NC4 and Everbridge are providing the most comprehensive solution for enterprises and government agencies to reduce the ‘time to know’ that a critical event has occurred through to remediation, all from a single pane of glass.

“With NC4, we are adding the industry leader in threat intelligence, making Everbridge one of the largest providers of data for enterprise security and operations in the world,” said David Meredith, CEO of Everbridge. “NC4 offers the most comprehensive threat data in the industry and this acquisition dramatically expands the overall situational awareness Everbridge will provide organizations, from incident identification to response, mitigation or ultimately, avoidance and prevention.”

NC4 combines thousands of the most trustworthy data sources with an experienced team of analysts creating the industry’s leading source of verified data and hyper local threat intelligence. NC4 generates more than 27,000 geo-targeted alerts and nearly 700 incident reports each day for many of the world’s largest businesses, global organizations and government agencies, including over 100 of the FORTUNE 500.

“Verified sources and analysis eliminate the noise and enable us to generate the most impactful information while eliminating false positives,” said Karl Kotalik, President and CEO of NC4. “It takes the best of both worlds, machine learning and AI-enabled incident collection and human analysis, to generate the most meaningful intelligence. Everbridge’s market-leading platform, the breadth of its offerings, and the experience of its global team made for a natural fit with NC4. We look forward to aligning with the market leader to jointly provide organizations with unprecedented visibility into the threats and incidents that can impact people and business.”

NC4 has offices in El Segundo, CA, Merrifield, VA and Richmond, VA. Together, Everbridge and NC4 form a global team of over 950 employees dedicated to delivering innovative, differentiated solutions for critical event management. The acquisition includes the NC4 Risk Center solution and the NC4 brand, as well as NC4’s E Team® Emergency Operations Center software solution. The other NC4 products, including Celerium solutions for cyber security and Street Smart® for law enforcement, will continue with the current owner.

The aggregate consideration paid by Everbridge was approximately $83 million in cash and Everbridge stock. While the largest business component has been closed, additional components are not expected to be closed until the end of the third quarter. The acquisition, upon completion, is expected to be accretive to Everbridge’s non-GAAP financial results within twelve months, and Everbridge will provide further financial details after completion of the entire transaction.

About Everbridge

Everbridge, Inc. (NASDAQ: EVBG) is a global software company that provides enterprise software applications that automate and accelerate organizations’ operational response to critical events in order to keep people safe and businesses running. During public safety threats such as active shooter situations, terrorist attacks or severe weather conditions, as well as critical business events including IT outages, cyber-attacks or other incidents such as product recalls or supply-chain interruptions, over 4,500 global customers rely on the company’s Critical Event Management Platform to quickly and reliably aggregate and assess threat data, locate people at risk and responders able to assist, automate the execution of pre-defined communications processes through the secure delivery to over 100 different communication devices, and track progress on executing response plans. The company’s platform sent over 2.8 billion messages in 2018 and offers the ability to reach over 500 million people in more than 200 countries and territories, including the entire mobile populations on a country-wide scale in Australia, Sweden, the Netherlands, the Bahamas, Singapore, Greece, and a number of the largest states in India. The company’s critical communications and enterprise safety applications include Mass Notification, Incident Management, Safety Connection™, IT Alerting, Visual Command Center®, Public Warning, Crisis Management, Community Engagement™ and Secure Messaging. Everbridge serves 9 of the 10 largest U.S. cities, 8 of the 10 largest U.S.-based investment banks, 46 of the 50 busiest North American airports, 6 of the 10 largest global consulting firms, 6 of the 10 largest global auto makers, all 4 of the largest global accounting firms, 9 of the 10 largest U.S.-based health care providers, and 5 of the 10 largest U.S.-based health insurers. Everbridge is based in Boston and Los Angeles with additional offices in Lansing, San Francisco, Beijing, Bangalore, Kolkata, London, Munich, Oslo, Singapore, Stockholm and Tilburg. For more information, visit www.everbridge.com, read the company blog, and follow on Twitter and Facebook.

Cautionary Language Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the anticipated opportunity and trends for growth in our critical communications and enterprise safety applications and our overall business, our market opportunity, our expectations regarding sales of our products, our goal to maintain market leadership and extend the markets in which we compete for customers, and anticipated impact on financial results. These forward-looking statements are made as of the date of this press release and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond our control. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to: our ability to successfully integrate businesses and assets that we may acquire; the ability of our products and services to perform as intended and meet our customers’ expectations; our ability to attract new customers and retain and increase sales to existing customers; our ability to increase sales of our Mass Notification application and/or ability to increase sales of our other applications; developments in the market for targeted and contextually relevant critical communications or the associated regulatory environment; our estimates of market opportunity and forecasts of market growth may prove to be inaccurate; we have not been profitable on a consistent basis historically and may not achieve or maintain profitability in the future; the lengthy and unpredictable sales cycles for new customers; nature of our business exposes us to inherent liability risks; our ability to attract, integrate and retain qualified personnel; our ability to maintain successful relationships with our channel partners and technology partners; our ability to manage our growth effectively; our ability to respond to competitive pressures; potential liability related to privacy and security of personally identifiable information; our ability to protect our intellectual property rights, and the other risks detailed in our risk factors discussed in filings with the U.S. Securities and Exchange Commission (“SEC”), including but not limited to our Annual Report on Form 10-K for the year ended December 31, 2018 filed with the SEC on March 1, 2019. The forward-looking statements included in this press release represent our views as of the date of this press release. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

All Everbridge products are trademarks of Everbridge, Inc. in the USA and other countries. All other product or company names mentioned are the property of their respective owners.

Media Contact:

Jeff Young

jeff.young@everbridge.com

781-859-4116